SUNESIS PHARMACEUTICALS, INC.

2008 Executive Bonus Program

I.	Overview

The 2008 Executive Bonus Program (the “Program”) of Sunesis Pharmaceuticals, Inc. (the “Company”), effective as of August 6, 2008, is designed to motivate, retain and reward eligible executive-level employees through a combination of corporate and individual performance-based incentive compensation components for performance during the second half of 2008 (the “First Performance Period”) and the first half of 2009 (the “Second Performance Period” and collectively with the First Performance Period, the “Performance Period”). The Program supersedes and replaces in its entirety, as to the Eligible Executives (defined below), the Amended and Restated 2008 Bonus Program that was originally adopted by the Company’s Board of Directors on March 5, 2008 and that was amended by the Compensation Committee of the Company’s Board of Directors (the “Committee”) on June 3, 2008.

“Eligible Executives” are the Company’s Vice President level employees and above who have been notified in writing of their eligibility to participate in the Program and who timely sign and return their “Bonus Opportunity Notice” (in substantially the form attached hereto). The Program is administered by the Committee and the Company’s Outside Directors (defined below), and any determination made by the Committee and/or the Outside Directors in good faith shall be final and binding on all parties.

Under the Program, each Eligible Executive receives the opportunity to earn an aggregate bonus (the “Bonus Opportunity”) based on (i) the level of achievement by the Company of certain corporate objectives (the “Corporate Objectives”) in each of the First Performance Period and the Second Performance Period, and (ii) the Eligible Executive’s level of achievement of certain individual performance objectives, which may take into consideration certain department, group and/or team objectives applicable to such Eligible Executive (the “Individual Objectives”) in each of the First Performance Period and the Second Performance Period.

II.	Program Objectives

The Program is intended to encourage and incentivize individual and group contributions and efforts, including:

•	the achievement of Corporate Objectives during the Performance Period;
•	the achievement of Individual Objectives during the Performance Period; and
•	the achievement of increased value for our shareholders during and following the Performance Period.

III.	Determination of the Performance Period Objectives

The Corporate Objectives for the First Performance Period and Second Performance Period, respectively, shall be approved by the Committee, with input from management, and generally relate to the achievement of certain clinical development, business development, financial, business and similar milestones.  Each Corporate Objective shall be assigned a relative weighting from the Committee, reflecting its importance to the achievement of the Company’s key results for the First Performance Period and Second Performance Period, respectively.

Approved August 6, 2008

The Individual Objectives for the First Performance Period and Second Performance Period, respectively, shall be set as follows:

•
For the Chief Executive Officer and the Executive Chairman, the Individual Objectives shall be set by the Committee, subject to approval by the Company’s “outside directors” (as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Outside Directors”));

•
For the Eligible Executives who are executive officers (as that term is defined under Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 16a-1 thereunder), other than the Chief Executive Officer and the Executive Chairman (collectively, the “Section 16 Participants”), the Individual Objectives shall be set by the Committee based upon recommendations made by the Chief Executive Officer; and

•	For all other Eligible Executives, the Individual Objectives shall be set by the Chief Executive Officer.

The Bonus Opportunity Notice sent to each Eligible Executive will state the Corporate Objectives and that employee’s Individual Objectives for the Performance Period.

IV.	Size of the Bonus Opportunity

For the Performance Period, the target Bonus Opportunity (the “Bonus Target”) for each Eligible Executive, expressed as a specified percentage of his or her 2008 annual base salary and based upon the position such Eligible Executive holds with the Company, is determined as follows:

•	For the Chief Executive Officer and the Executive Chairman, the Bonus Target shall be set by the Committee, subject to approval by the Outside Directors; and
•	For all other Eligible Executives, the Bonus Target shall be set by the Committee based upon recommendations made by the Chief Executive Officer.

The Bonus Target for the Performance Period shall range from 50% to 80% of an Eligible Executive’s 2008 annual base salary. The Bonus Target for the Performance Period shall be weighted 50% to the First Performance Period and 50% to the Second Performance Period (each such eligible installment, the “Semi-Annual Target”).

V.	Determination of Bonus

A determination of the level of achievement of the Corporate Objectives and the Individual Objectives and of the Actual Bonus Opportunity (as defined below) will be made as set forth below (a) for the First Performance Period in the first quarter of 2009 and (b) for the Second Performance Period in the third quarter of 2009.

Approved August 6, 2008

Determination of Level of Achievement of Corporate Objectives

The date when the Committee makes a determination as to the achievement of the Corporate Objectives is referred to as the “Review Date”. On the applicable Review Date, the Committee shall determine, after receiving and considering recommendations from management, the degree to which the Corporate Objectives have been met for the First Performance Period and the Second Performance Period, respectively, expressed as a percentage of Corporate Objectives achieved (the “Corporate Achievement Percentage”), taking into consideration the weighting assigned to each Corporate Objective.  The Corporate Achievement Percentage is not capped at 100%.

Adjustment of Bonus Targets based on Level of Achievement of Corporate Objectives

The Committee will then on such Review Date adjust each Eligible Executive’s Semi-Annual Target for the applicable half of the Performance Period so that it equals the product of (i) the Corporate Achievement Percentage and (ii) the Semi-Annual Target. For example, if the Committee determines that only 80% of the Corporate Objectives have been achieved in the First Performance Period, the Corporate Achievement Percentage is 80%, and each Eligible Executive’s Semi-Annual Target for the First Performance Period shall be decreased by 20% (in other words, if an Eligible Executive has a Semi-Annual Target of 30%, that target will be adjusted to be 24%, or 80% of 30%, for the First Performance Period.)  Such adjusted Semi-Annual Target is referred to as the “Adjusted Bonus Target.”

Determination of Size and Form of Individual Bonuses
Each Eligible Executive’s level of achievement of his or her Individual Objectives for the applicable half of the Performance Period, as well as his or her contribution to the achievement of the Corporate Objectives for the applicable half of the Performance Period, shall be determined as follows:

•	For the Chief Executive Officer and the Executive Chairman, by the Committee, subject to approval by the Outside Directors;
•	For the Section 16 Participants, by the Committee based upon recommendations made by the Chief Executive Officer; and
•	For all other Eligible Executives, by the Chief Executive Officer.

Following the Review Date and after assessing each Eligible Executive’s level of achievement as described above, the Committee will determine the value of the Eligible Executive’s actual Bonus Opportunity for the applicable half of the Performance Period as a percentage of such Eligible Executive’s Adjusted Target Bonus (the “Actual Bonus Opportunity”). In determining the Actual Bonus Opportunity, the Committee may also consider, in addition to individual performance, business factors including but not limited to (i) the Company’s available cash, (ii) the Company’s stock price, (iii) the Company’s available stock plan share reserves, (iv) general business conditions, (v) the Company’s achievement of publicly announced targets, clinical milestones, and/or strategic goals, (vi) cross-functional teamwork and collaboration, and (vii) unforeseen changes in the economy and/or geopolitical climate. In addition, the Committee, in its sole discretion, will determine whether to pay some or all of the Actual Bonus Opportunity in cash or in restricted stock awards, restricted stock units or stock options under the Company’s 2005 Equity Incentive Award Plan (collectively, the “Equity Awards”) and the Committee may require such Equity Awards to be subject to time-based vesting following the Determination Date (as defined below); provided, however, that at least 50% of the value of any Actual Bonus Opportunity finally determined by the Committee will be paid in cash.

Approved August 6, 2008

In the case of the Actual Bonus Opportunity determined for the Eligible Executives other than the Chief Executive Officer and the Executive Chairman, the Committee shall consider the recommendations made by the Chief Executive Officer. In the case of the Actual Bonus Opportunity determined for the Chief Executive Officer and the Executive Chairman, the Committee’s determination is subject to the approval by the Outside Directors.

The dates on which the Committee (or the Outside Directors, as applicable) makes such determinations (or approval, as applicable) are the “Determination Dates”. An Eligible Executive must remain employed by the Company through the relevant Determination Date in order to earn an Actual Bonus Opportunity, subject to such additional vesting conditions that may apply to Equity Awards issued in accordance with this Program.  For the avoidance of doubt, no Eligible Executive has a legally binding right to any amounts under this Program prior to the Determination Date. The value of any Equity Awards issued to satisfy the Actual Bonus Opportunity will be determined by the Committee in its sole discretion.

Except as expressly set forth above with respect to approval required from the Outside Directors of Actual Bonus Opportunities for the Chief Executive Officer and the Executive Chairman, the Committee has final authority with respect to the determination of whether to award any Actual Bonus Opportunity and whether such Actual Bonus Opportunity will be subject to additional time based vesting following the Determination Date.

VI.	Payment Dates

Following the Determination Date, the Committee (or the Outside Directors, as applicable) will determine the date(s) on which any Actual Bonus Opportunity will be paid and/or granted, as applicable, and such dates shall be referred to as “Payment Dates”. In all cases, a Payment Date will be not later than the fifteenth day of the third month following the month in which the relevant Determination Date occurs. The Company’s intention is that all payments and benefits under the Program shall be made in a manner that satisfies, to the greatest extent possible, the exemption from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) provided under Treasury Regulations 1.409A-1(b)(4). It is intended that each installment of the payments and benefits provided for in this Program is a separate “payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i).

VII.	Miscellaneous Provisions

Participation in the Program shall not alter in any way the at will nature of the Company’s employment of an Eligible Executive, and such employment may be terminated at any time for any reason, with or without cause and with or without prior notice.  Nothing in this Program shall be construed to be a guarantee that any Eligible Executive will receive all or part of a Bonus Opportunity or Actual Bonus Opportunity or to imply a contract between the Company and any Eligible Executive.

This Program supersedes and replaces all prior cash incentive and bonus plans of the Company with respect to Eligible Executives.  The Company may amend or terminate this Program at any time, with or without notice and with or without the Eligible Executive’s consent. The Committee may likewise terminate an individual’s participation in the Program at any time, with or without notice or the individual’s consent.  Further, the Company may modify the Corporate Objectives, the Individual Objectives, the Bonus Opportunities, the Bonus Targets and the Actual Bonus Opportunities at any time.

The Program shall be interpreted in accordance with California law without reference to conflicts of law principles.

Approved August 6, 2008

BONUS OPPORTUNITY NOTICE

I hereby accept the designation as an Eligible Executive in the Sunesis Pharmaceuticals, Inc. 2008 Executive Bonus Program (the “Program”). I have read the Program and understand and agree to its terms. I acknowledge and agree that I have no further rights under the Sunesis Pharmaceuticals, Inc. Amended and Restated 2008 Bonus Program that was originally adopted by the Company’s Board of Directors on March 5, 2008 and that was amended by the Compensation Committee of the Company’s Board of Directors on June 3, 2008.

I understand that my Bonus Target is [____]% of my 2008 annual base salary, and therefore my Semi-Annual Target is [____]% of my 2008 annual base salary. I hereby acknowledge and agree that for purposes of my Executive Severance Benefits Agreement with the Company, dated [  ], that the “target annual bonus” referenced in Section 3.2(b) thereof shall constitute and shall mean for purposes of such agreement my Semi-Annual Target under this Program and any contrary language in such agreement is hereby superceded.

I understand that the Corporate Objectives for the First Performance Period are as follows:

•	_________

•	_________

I understand that the Corporate Objectives for the Second Performance Period are as follows:

•	_________

•	_________

I understand that my Individual Objectives for the First Performance Period are as follows:

•	_________

•	_________

I understand that my Individual Objectives for the Second Performance Period are as follows:

•	_________

•	_________

Acknowledged & Agreed:

___________________________
[Name]
___________________________
Date:

Approved August 6, 2008